Exhibit 99.1

FOR IMMEDIATE RELEASE:	INVESTOR CONTACT
Nov. 15, 2017	Bob East, Westwicke Partners
443.213.0500 | diplomat@westwicke.com

MEDIA CONTACT
Jenny Cretu, Senior Vice President,
Pharma Services and Marketing
810.768.9370 | jcretu@diplomat.is

Diplomat to Acquire LDI Integrated Pharmacy Services

The nation’s largest independent provider of specialty pharmacy services will add a pharmacy benefit manager, accelerating its evolution to a broader health care company.

FLINT, Mich. — Diplomat Pharmacy, Inc. (NYSE: DPLO), has entered into a definitive agreement to acquire Leehar Distributors, LLC, doing business as LDI Integrated Pharmacy Services (LDI). The transaction is expected to close in 30—60 days.

For more information about the transaction, click here.

Diplomat will discuss its acquisition on a conference call at 5 p.m. ET Wednesday, Nov. 15. Listen to a live broadcast by calling 833.286.5805 (647.689.4450 for international callers) and using participant code 1788088. A recording of the conference call will be available for approximately 90 days on the investor relations section of Diplomat’s website at ir.diplomat.is.

LDI Integrated Pharmacy Services is a full-service pharmacy benefit manager (PBM) based in St. Louis, Missouri. LDI’s service offering includes URAC—accredited mail-order and specialty pharmacies, a national network of retail pharmacies, and comprehensive clinical programs.

Diplomat announced its first PBM acquisition of National Pharmaceutical Services (NPS) on Nov. 6. The acquisition of NPS gives Diplomat a proprietary claims-processing system, as well as PBM capabilities. The acquisition of LDI positions Diplomat to take a strategic leap forward, becoming a highly differentiated specialty company and giving health care payors access to a robust specialty platform to manage this high-cost, fast-growing component of pharmacy benefits.

“Bringing on LDI is an even bigger step as Diplomat evolves from a specialty pharmacy provider to a broader health care company,” said Phil Hagerman, CEO and chairman of Diplomat.

“LDI expands Diplomat’s ability to meet growing demand from small and midsize health insurers, third-party administrators, and self-insured organizations. We can give payors access to a robust specialty platform to manage this high-cost, fast-growing component of pharmacy benefits.”

LDI dramatically increases the scope of Diplomat’s PBM capabilities, Hagerman said.

“We now field a leadership team with decades of PBM and specialty experience,” he said. “The combined company will have the enhanced ability to serve middle-market payors hungry for a service model that helps patients achieve optimal well-being with complex therapies while delivering cost-containment strategies that impact pharmacy costs under both the medical and pharmacy benefit.”

Len Dino, CEO of LDI, said LDI’s strong clinical foundation and long commitment to providing high-quality patient care align nicely with Diplomat.

“We see further opportunities to help health care payors rein in rising pharmacy costs,” Dino said. “With the added resources of Diplomat, LDI can make a dramatic impact for our clients while increasing members’ access to life-saving therapies. We’ll continue to build upon our 50-year legacy of transforming how pharmacy care is delivered.”

Cost management within pharmacy benefits has evolved considerably over the past 10 years, said Diplomat President Joel Saban.

“With 90 percent of traditional medications now filled as generics, it’s specialty pharmacy costs that are driving pharmacy spend for payors,” Saban said. “To offer real solutions to today’s challenges, a new model with a diverse set of assets is needed. The need for specialty benefit management solutions has never been more urgent. Deep clinical expertise across therapeutic categories, a network of home infusion providers, advanced data analytics platforms, and trusted industry relationships are all critical.”

Saban said Diplomat has rights to dispense more limited-distribution drugs—approximately 100—than any other independent specialty pharmacy.

“This access positions us to provide an enhanced breadth of service to the LDI client base,” he said. “Authority to distribute these drugs requires extensive data collection and monitoring capabilities, proven patient support programs, and strong relationships with pharmaceutical manufacturers—all strengths of Diplomat.”

Albert Thigpen, chief operating officer of LDI, added, “Today’s pharmacy benefit market is underserved and in need of new solutions. The combined company will fill these gaps—creating synergy across specialty pharmacy, pharmacy benefits, and infusion therapy—and we’re excited to provide the missing link. With LDI’s leading-edge technology platform, we will educate and empower patients to better manage these complex therapies while bringing clients innovative approaches in specialty benefit management.”

Under the terms of the agreement, Diplomat will pay LDI $515 million cash and approximately $80 million in Diplomat common stock. LDI is expected to generate approximately $388 million in revenue and $41 million in adjusted EBITDA in 2017. The cash portion of the acquisition is expected to be funded by Diplomat’s new $795 million senior secured credit facility, the proceeds of which will also be used to terminate Diplomat’s outstanding credit facility.

Honigman Miller Schwartz and Cohn, LLP, and Quarles & Brady, LLP, acted as legal counsel to Diplomat. J.P. Morgan Securities LLC acted as Diplomat’s financial advisor and JPMorgan Chase Bank, N.A. and Capital One, National Association have provided committed financing for the transaction. Houlihan Lokey served as the exclusive financial adviser to LDI. Goodwin Procter, LLP, acted as LDI’s legal counsel.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and may include the Company’s expectations regarding: the closing of the acquisition and the timing thereof; expected benefits of the acquisition; financing of the acquisition; developments and business strategies, and the financial and operational performance of the combined entities. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: the ability of the parties to consummate the acquisition on the terms set forth in the purchase agreement in a timely manner or at all; the ability to obtain governmental approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; delays or difficulties in integrating the combined businesses; potential disruption of management’s attention from the Company’s ongoing business operations due to the acquisition; the effect of the announcement of the acquisition on the ability of the Company to maintain relationships with its customers, suppliers and others with whom it does business; the ability to achieve cost savings and operating synergies and the timing thereof. The foregoing transaction risks should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Non-GAAP Information

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, change in fair value of contingent consideration and other merger and acquisition-related expenses, restructuring and impairment charges, and certain other items that we do not consider indicative of our ongoing operating performance.  Adjusted EBITDA is not in accordance with, or an alternative to, accounting principles generally accepted in the United States (“GAAP”).  In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles.  You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in the press release, and we do not infer that our future results will be unaffected by unusual or non-recurring items.

We consider Adjusted EBITDA to be a supplemental measure of our operating performance.  We present Adjusted EBITDA because it is used by our Board of Directors and management to evaluate our operating performance.  Adjusted EBITDA is also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends, and for evaluating the effectiveness of our business strategies.  Further, we believe it assists us, as well as investors, in comparing performance from period-to-period on a consistent basis.  Other companies in our industry may calculate Adjusted EBITDA differently than we do and these calculations may not be comparable to our Adjusted EBITDA metrics.

About Diplomat

Diplomat (NYSE: DPLO) is the nation’s largest independent provider of specialty pharmacy services—helping patients and providers in all 50 states. The company offers medication management programs for people with complex chronic diseases and delivers unique solutions for manufacturers, hospitals, payors, providers, and more. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

About LDI Integrated Pharmacy Services

LDI Integrated Pharmacy Services was founded by pharmacists in 1967 and is a trusted partner for pharmacy benefit management. We serve hundreds of payor clients, including health insurers, third-party administrators, and self-insured organizations. LDI offers specialty and mail-order pharmacy dispensing; an extensive retail network; and comprehensive clinical programs to help plan members achieve their treatment goals. For more information, visit ldirx.com.

About Nautic Partners, LLC

Nautic is a middle-market private equity firm that focuses on three industries: healthcare, industrial products, and outsourced services. Nautic has completed 131 platform transactions over its 31-year history. Nautic’s strategy is to partner with management teams to accelerate the growth trajectory of its portfolio companies via add-on acquisitions, targeted operating initiatives, and increased management team depth. Nautic generally makes equity investments of $25 to $100 million. For more information, please visit www.nautic.com.

About OAK HC/FT

Oak HC/FT (http://oakhcft.com) is the premier venture growth-equity fund investing in Healthcare Information & Services (“HC”) and Financial Services Technology (“FT”). We are

focused on driving transformation in these industries by providing entrepreneurs and companies with strategic counsel, board-level participation, business plan execution and access to our extensive network of industry leaders.